UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140806	20-5131044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8351 North High Street ▪ Suite 101 Columbus, Ohio	43235
(Address of principal executive offices)	(Zip Code)

614-310-1614
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 2, 2009, Timothy C. Crawford, the Chief Executive Officer of Capital City Energy Group, Inc. (the “Company”) entered into a Rule 10b5-1 plan (the “Purchase Plan”) under which he is scheduled to conduct open market purchases of the Company’s common stock (the “Common Stock”) throughout 2009.  Under the Purchase Plan, $2,500.00 (not including commissions) worth of the Company’s Common Stock shall be purchased on the dates outlined in the Purchase Plan, at the prevailing market price on such dates, and held in Mr. Crawford’s account.  Purchases made under the Purchase Plan will be reported through appropriate filings with the Securities and Exchange Commission.

The Purchase Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish pre-arranged written stock trading plans at a time when the insider is not aware of material, non-public information. Subsequent receipt by the insider of material, non-public information will not prevent pre-arranged transactions under the Rule 10b5-1 plan from being executed.

The Company does not undertake any obligation to report Rule 10b5-1 plans that may be adopted by any of the Company’s directors or officers from time to time, or to report any modification or termination of such plans.

Item 9.01 Financial Statements and Exhibits

Exhibits.

The following exhibit has been furnished as part of this report:

Exhibit	Description
99.1	Press Release dated February 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2009	Capital City Energy Group, Inc.

By: /s/Timothy W. Crawford
Timothy W. Crawford
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated February 3, 2009